                                                          Confidential Treatment

                                                                   EXHIBIT 10.16

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO REGISTRANT'S APPLICATION OBJECTING TO DISCLOSURE AND REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 406. THE OMITTED PORTIONS HAVE BEEN MARKED WITH BRACKETS.

                               CONTRACT OF SALE
                               ----------------

     This Contract of Sale is entered as of February 28th, 1992 between Scott
                                                     ----
Polymers, Inc. a Texas corporation ("Seller") and Wincup Holdings, Inc., a Delaware corporation ("Buyer").

     Subject to the terms and conditions hereinafter provided, and intending to be legally bound, the parties hereto agree as follows:

     1.   Product.
          -------

     Seller shall sell and Buyer shall purchase expanded polystyrene T-grade beads conforming to the specifications set forth in Exhibit A (referred to herein as "Product").

     2.   Quantity; Orders.
          ----------------

     Seller shall sell and Buyer shall purchase (1) all of its requirements up to 40 million lbs. annually; and (2) no less than 75% of its requirements in excess of 40 million lbs. annually, for the Product solely for use in the manufacture of foam cups and containers by Buyer. Upon execution hereof, Buyer shall provide Seller with a forecast of its anticipated requirements for the next twelve month period and at the same time Buyer shall place a firm order with Seller for its requirements for the first month of the Contract year. The first Contract year shall be the twelve calendar months beginning after execution hereof. Buyer shall thereafter continue to place its orders for its monthly requirements thirty days prior to the beginning of the order period and Buyer shall provide Seller with updated forecasts on a quarterly basis projecting Buyer's requirements for Product for the twelve month period beginning ninety days from the date of the delivery of a forecast. Buyer's monthly order shall be for a quantity which is equal to 1/12 of its most recent twelve month forecast plus or minus ten percent.

     3.   Price.
          -----

     The price for the Product shall be the average of the two Gulf Coast Contract prices per pound for styrene monomer as shown in the most recent edition published prior to shipment of the DeWitt Benzene and Derivatives Newsletter, plus (i) [ ]/lb (the non-monomer element of price) for sales during Year 1 of this Agreement; (ii) [ ]/lb for sales during Year 2 of this Agreement; and (iii) [ ]/lb. for sales during Year 3 and [ ]/lb. for Years 4 and 5. The price shall be F.O.B. Fort Worth, Texas loaded on trucks by Seller. The non-monomer element of the price shall be subject to adjustment (rounded to the nearest one hundredth of a cent) up or down on each Contract Anniversary Date beginning two years after the date of this Agreement. The first such adjustment shall be proportional to the change in the Producers Price Index for Finished Goods since the date of this Agreement; subsequent adjustments shall be proportional to the change in the aforesaid Index since the previous
Contract Anniversary Date. Payment terms shall be net [ ] days from date of invoice during the first [ ] years of the Contract, [ ] days for the next
[ ] years and [ ] days thereafter. Availability of these extended terms is conditioned upon Buyer's prompt remittances in accordance therewith, however up to five days grace shall be permitted on not more than ten invoices in any twelve calendar month period.

     4.   Return of Gaylords.
          ------------------

     Buyer acknowledges that the price for Product does not include the cost of gaylords. Buyer agrees, at its own cost and expense to return all empty gaylords to Seller's facility at Fort Worth. Failure of Buyer to observe this provision shall entitle Seller to liquidated damages of $10.00/gaylord, but shall not entitle Seller to any additional remedies hereunder. The cost of gaylords which are irreparably damaged in transit shall be shared equally between the parties. Seller shall invoice Buyer for its share of the cost of such gaylords.

     5.   Term.
          ----

     The term of this Contract shall begin on February 28th, 1992 ("Contract
                                                       ----
Anniversary Date") and continue for an initial period of five years and from year to year thereafter unless or until terminated by either party giving the other party at least ninety days prior written notice of its intention to terminate on a Contract Anniversary Date.

     6.   Taxes.
          -----

     Buyer shall pay Seller, in addition to the price provided herein, an amount equal to any tax or other charge (unless measured by net income) assessed on Seller related to sales made pursuant to this Contract. Any personal property taxes assessed upon the value of the Product shall be paid by the party having title thereto at the time such taxes are assessed.

     7.   Title and Risk of Loss.
          ----------------------

     Title to and risk of loss shall pass from Seller to Buyer at Seller's point of shipment as Product is delivered to the carrier.

     8.   Limited Warranties.
          ------------------

          (a) Seller warrants that at the time of delivery, the Product will meet the specifications set forth in Exhibit A.

          (b)  SELLER DOES NOT MAKE AND EXPRESSLY DISCLAIMS AND BUYER EXPRESSLY
               ----------------------------------------------------------------
WAIVES ANY OTHER WARRANTIES WHATSOEVER INCLUDING (WITHOUT LIMITATION) ANY
-------------------------------------------------------------------------
WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, REGARDLESS
-----------------------------------------------------------------------------
WHETHER ORAL OR WRITTEN, EXPRESSED OR IMPLIED OR ALLEGEDLY ARISING FROM ANY
---------------------------------------------------------------------------
USAGE OF ANY TRADE OR COURSE OF DEALING.
---------------------------------------

     9.   Product Inspection and Claims.
          -----------------------------

          (a) Buyer shall examine the Product promptly upon receipt of each shipment and notify Seller of any off-specification Product, shortfall in delivery of Product. Seller will not be responsible for any variation in quality or quantity unless Buyer gives Seller written notice within thirty days of receipt. Buyer's failure to give such notice of any nonconformity shall constitute an unqualified acceptance of the Product and a waiver by Buyer of all claims with respect thereto.

          (b) Seller's total liability for any claim of any nature shall not exceed the purchase price of the delivery lot of the Product in respect of which such claim is made, and the costs of freight incurred by Buyer. At Seller's request, Buyer shall return any delivery lot to Seller which Buyer claims is defective or not meeting the quantity requirement. Seller shall reimburse Buyer for cost of freight to return such Product to Seller. In no event shall

     Seller be liable for any lost profits or any indirect, consequential, special, incidental, contingent or punitive damages incurred by Buyer.

     10.  Contingencies.
          -------------

          (a) Neither party shall be in breach of its obligations hereunder to the extent that performance is prevented or delayed as a result of any of the following contingencies:

               (i) any cause beyond the reasonable control of the party concerned;

               (ii) labor disturbance, whether involving the employees of the party concerned or otherwise, and whether or not the disturbance could be settled by acceding to the demands of a labor group;

               (iii) compliance with a request or order of any government or governmental department or agency (including but not limited to EPA, OSHA, etc.); or

               (iv)   shortage in raw material, transportation, power

          (b) In the event that Seller experiences an unanticipated disruption in production which temporarily reduces Seller's manufacturing capacity, Seller shall use all reasonable efforts to minimize any disruption or inconvenience to Buyer's business. In the event that Seller's reduced capacity results in a shortage in Seller's supply of Product, Seller shall allocate all remaining quantities of Product in proportion to the Buyer's purchase during the previous year.

          (c) Quantities not purchased or sold due to the provisions of this Section may be purchased or sold elsewhere or made up later if reasonably possible and by agreement of the parties.

          (d) Nothing in this Section shall excuse Buyer from its obligations to make payments when due.

     11.  Product Hazards.
          ---------------

     Buyer acknowledges receipt of Seller's Material Safety Data Sheets for Product and is aware of the hazards or risks in handling or using Product. Buyer shall fully inform its employees, agents, contractors and customers who handle, use, buy or may be exposed to any Product of such Product's hazards or risks. Buyer shall provide copies of Seller's Material Safety Data Sheets and any updates furnished by Seller to all such employees, agents, contractors and customers; and Buyers shall conspicuously post the Material Safety Data Sheets throughout the area of Buyer's plants where exposure to any Product may occur, provided however, that Seller's sole remedy for Buyer's failure to perform its obligations hereunder shall be recovery of any costs, losses, expenses or damages suffered by Seller. Under no circumstances will Seller be permitted to withhold or terminate shipments of Product solely because of Buyer's breach of this paragraph.

     12.  Default.
          -------

     Except as otherwise specifically provided in this Contract, if either party fails to perform any of the terms of this Contract, the other party may defer shipments or receipt of deliveries until such default is cured by the defaulting party or, at its option, may treat such default as a breach of the entire Contract and, if such default is not cured within thirty days of the giving of notice thereof to the defaulting party, immediately terminate this Contract, provided, however, that such termination shall not relieve Buyer from payment for all acceptable Product delivered prior to such termination and provided, further, that if Buyer is terminating, before exercising the option, it shall first make payment for all acceptable Product theretofore delivered.

     13.  Notices.
          -------

     All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been fully given if delivered by hand or mailed, certified or registered mail with postage prepaid:

          (a)  If to Seller:

               Scott Paper Company
               Scott Plaza
               Philadelphia, Pennsylvania 19113

               Attention:  Ashok N. Bakhru
                           Senior Vice President

               with copies to:

               Ellis A. Horwitz, Esquire
               Vice President and
               General Counsel

          (b)  If to Purchaser:

               Wincup Holdings, Inc.
               Chesterbrook Corporate Center
               735 Chesterbrook Boulevard, Suite 305
               Wayne, Pennsylvania 19087

               Attention:  Mr. Michael T. Kennedy
                         President
               with copies to:

               Duane Morris & Heckscher
               4200 One Liberty Place
               Philadelphia, Pennsylvania 19103

               Attention: Vincent F. Garrity, Jr., Esquire or to such other Person or address as the Seller or Purchaser shall furnish in writing.

     14.  General.
          -------

          (a) This Contract shall be binding upon and inure to the benefit of the successors and assigns of Buyer and the successors and assigns of Seller, but shall not be assigned by either party without the prior written consent of the other party which consent shall not be unreasonably withheld, provided, that
                                                                  --------
this Contract shall be assignable to any party which purchases or succeeds to substantially all of the business or assets of the Assignor.

          (b) This Contract is to be construed under the laws of the State of Pennsylvania, without giving effect to its conflict or choice of law rules.

          (c) Failure of either party to require performance of any provisions of this Contract shall not affect either party's right to require full performance thereof at any time thereafter, and the waiver by either party of a breach of any provision hereof shall not constitute a waiver of a similar breach in the future or of any other breach or nullify the effectiveness of such provision.

          (d) This Contract and any exhibits hereinafter set forth contain the entire agreement between the parties hereto on the subject matter hereof, and there are no oral representations, stipulations, warranties, agreements, or understandings with respect to such subject matter that are not fully expressed herein. Neither this Contract nor its execution has been induced by any representation, stipulation, warranty, agreement, or understanding of any kind other than those herein expressed. No amendment, addition to, modification, or waiver of all or any part of this Contract shall be of any force or effect unless in writing and signed by Seller and Buyer.

          (e) If the provisions of this Contract and the provisions of any purchase order or order acknowledgement written in connection with this Contract conflict, then the provisions of this Contract shall prevail.


     IN WITNESS WHEREOF, Seller and Buyer have executed this Contract as of the date first written above.


SCOTT POLYMERS, INC.                         WINCUP HOLDINGS, INC.

By: /s/  Steven D. McLamb                    By:     [SIGNATURE APPEARS HERE]
         ---------------------------                 ---------------------------
         Steven D. McLamb

Title:   Vice President                      Title:  President
         ---------------------------                 ---------------------------

                                   EXHIBIT A
                                   ---------

                                          Nominal                     Max/Min
                                          -------                     -------
Hydrocarbon                               5.65%                       5.95/5.30
Residual Volatiles                        750 PPM                     2200 Max
Mol. Wt.                                  305,000            350,000/290,000
Lumping                                   1%                          1% Max
Pitting @40 PSI                           1.5%                        2.5 Max
Solution Test (Average)                   6.0 Minutes        10/3.0 Minutes
Gloss                                     38                          30 Min
Brittleness @38 PSI                       1.0                         2.0 Max

                                Seive Analysis

                 On 35       On 40        On 45        On 50        Pan
                 -----       -----        -----        -----        ---
Nominal Range    0.1% -2%    45% max      55% max      25% max      0.1-3

Notes:    No more than 2% on 35 mesh.
          No more than 5% on Pan.
          At least 97% of all beads to be smaller than 35 mesh.
          Minimum of 66% on 40 and 45 mesh.
          Up to 5% of Product by weight shipped to Buyer in any one calendar quarter may have over 25.0% and up to 29.0%/1/ of beads on the 50 mesh.

Quality testing to be conducted per Scott Polymers Internal Product Quality Control Specifications an Standard Test Methods, as such may be changed from time to time.

                                   AMENDMENT



     WHEREAS, Scott Polymers, Inc., a Texas corporation ("Seller") and Wincup Holdings, Inc., a Delaware corporation ("Buyer") entered into a certain Contract of Sale, dated February 28, 1992, pursuant to which Seller agreed to sell and Buyer agreed to buy certain quantities of expanded polystyrene T-grade beads (hereinafter "Contract");


     AND WHEREAS the parties, in consideration of good and valuable consideration, the receipt of which is hereby acknowledged, wish to amend the Contract;

     NOW THEREFORE, the parties agree as follows:

     1. The phrase "five years" contained in Paragraph 5 of the Contract is hereby deleted, and the phrase "eight years" is hereby inserted.

     2. Item (iii) of Paragraph 3 of the Contract is deleted, and the following provision is inserted in its stead:

          (iii) [  ]/lb for sales during Year 3;

          (iv)  [  ]/lb for sales during Year 4; and

          (v) [ ]/lb, adjusted as described below for sales during Years 5, 6, 7 and 8.

     3. The remainder of Paragraph 3 following Item (iii) is hereby deleted, and the following provisions are inserted in their stead:

     The price shall be F.O.B. Fort Worth, Texas, loaded on trucks by Seller. The non-monomer element of the price shall be subject to adjustment (rounded to the nearest one hundreth of a cent) up or down on each Contract Anniversary Date beginning with sales made in Year 5 of this Agreement. The first such adjustment shall be proportional to the changes in the Producers' Price Index for Finished Goods since February 28, 1994.

     During Years [ ], payment terms shall be net [ ] days from the date of invoice.

     During Year [ ], payment terms shall initially be net [ ] days from the date of invoice, provided however, that on the first day of May, July, September, November, [ ] and January, [ ], following the commencement of Year [ ], the payment term shall be reduced by [ ] days.

     During Year [ ], payment terms shall be net [ ] days from the date of invoice.

     During Year [ ], payment terms shall be net [ ] days from the date of invoice.

     During Year [ ] and thereafter, the payment terms shall be determined by prevailing terms in the industry, but in no event shall payment terms exceed [ ] days.

     Availability of these extended terms is conditioned upon Buyer's prompt remittances in accordance therewith, however, up to five days grace shall be permitted on not more than ten invoices in any twelve calendar month period.

     4.  The following paragraph shall be added at the end of paragraph 3 of the
Contract:

     As used in this Agreement, the following terms refer to the time periods indicated:

          "Year 1" shall mean the period from March 1, 1992 up to and including February 28, 1993;

          "Year 2" shall mean the period from March 1, 1993 up to and including February 28, 1994;

          "Year 3" shall mean the period from March 1, 1994 up to and including February 28, 1995;

          "Year 4" shall mean the period from March 1, 1995 up to and including February 29, 1996.

          "Year 5" shall mean the period from March 1, 1996 up to and including February 28, 1997.

          "Year 6" shall mean the period from March 1, 1997 up to and including February 28, 1998.

          "Year 7" shall mean the period from March 1, 1998 up to and including February 28, 1999.

          "Year 8" shall mean the period from March 1, 1999 up to and including February 28, 2000.

     5.  The following provision is hereby added as Subpart (f) of Paragraph 14:

     (f) During the term of this Agreement and any extensions hereof, it is contemplated that each party hereto may obtain from the other party, or have access to, certain information that the other party regards as proprietary and confidential (such information, as more particularly defined below, "Confidential Information"). Each party hereto agrees that, during the term of this Agreement and any extensions hereof, and for a period of five years thereafter, it shall keep the Confidential Information of the other party that it obtains or has access to confidential, and shall not disclose any such Confidential Information to any third party except to such of its directors, officers, employees and legal, accounting and financial advisors that may require access to the Confidential Information for purpose of performing the obligations of such party under this Agreement and otherwise operating such other party's business.

     As used in this Agreement, the term "Confidential Information" shall mean any and all pricing, terms, quantities and other provisions of this Agreement, as well as all financial, technical, commercial, engineering or other information concerning the business affairs of any party hereto (the "Disclosing Party") that may be provided to or obtained by the other party (the "Receiving Party") hereto. The term "Confidential Information" with respect to any Disclosing Party does not include information that: (a) was or is made available to the public without restriction by Disclosing Party or is otherwise generally available to the public through no fault of the Receiving Party; (b) was previously known to or independently developed or derived by the Receiving Party; or (c) is disclosed to the Receiving Party a non-confidential basis by a third party who has the right to disclose such information.

     The parties acknowledge that money damages may be an inadequate remedy for breach of this provision and agree that this provision may be enforced at law or in equity as the proprietor of such Confidential Information elects.

     6. Payments for all purchases made hereunder or which are due and owing as of the date hereof shall be made in accordance with a payment Schedule, included here as Exhibit A. Buyer shall not be deemed to be in default in performance of its obligations under Section 3 of the Contract so long as payments are made in accordance with Exhibit A.

     7. This Amendment shall be effective on February 28, 1994 and is specifically conditioned upon the following:

     i) the approval of Continental Bank, pursuant to its rights under the Attornment Agreement executed with Scott Paper Company on February 28, 1992;

     ii) Wincup's receipt of One Million, Five Hundred Thousand Dollars ($1,500,000) from Continental Bank in the form of a line of credit, and Benchmark Holdings, Inc.'s receipt of One Million, One Hundred Seventy-Four Thousand Dollars

     ($1,174,000) of additional availability under a Letter of Credit;

          iii) execution of a Guaranty Agreement by Benchmark Corporation of Delaware guaranteeing performance of the Contract in the form attached hereto as Exhibit B;

           iv) certain adjustments in a Secured Note held by Scott Paper Company, in the form contained in Exhibit C; and

            v) the grant of certain warrants for the shares of Benchmark Corporation of Delaware in the form contained on Exhibit D.

           vi) the Closing of the sale of Scott Polymers, Inc. and Scott Polymers, Ltd. by March 1, 1994, unless this condition is waived in writing by Seller.

     8. Unless specifically changed by this Amendment, all other terms and conditions of the Contract shall remain unchanged.


                                   SCOTT POLYMERS, INC.


                                   By: [SIGNATURE APPEARS HERE]
                                       -------------------------------

                                   Title:  Vice President
                                          ----------------------------

                                   Date:        2/25/94
                                         -----------------------------


                                   WINCUP HOLDINGS, INC.


                                   By: [SIGNATURE APPEARS HERE]
                                       -------------------------------

                                   Title:  President
                                          ----------------------------

                                   Date:        2/25/94
                                         -----------------------------

                                                                       Exhibit A



SCOTT POLYMERS INC.

3607 N SYLVANIA AVE
FORT WORTH, TX.
     76111

VOUCHER        VENDOR'S         P.O.        INVOICE         FED EX        VOUCHER          TOTAL             DAYS
NUMBER         INVOICE#       NUMBER          DATE           DATE          AMOUNT          PAYMENT            0/S
----------------------------------------------------------------------------------------------------------------------
 910797          910797       106605       10/18/93        2/16/94      (9,045.00)                             121
 388096          910816       167435       10/18/93        2/16/94      21,105.00                              121
 388665          910822       167437       10/21/93        2/16/94      20,370.00                              118
 388640          910829       610201       10/21/93        2/16/94      20,370.00                              118
 388270          910832      1508994       10/21/93        2/16/94      15,520.00                              118
 389587          910833       219770       10/21/93        2/16/94      20,370.00                              118
 389503          910834       106609       10/21/93        2/16/94      15,520.00                              118
 388269          910840      1508905       10/21/93        2/16/94      15,520.00                              118
 388638          910841        53918       10/21/93        2/16/94      20,370.00                              118
 389588          910843       219769       10/21/93        2/16/94      20,370.00       160,470.00             118
 388431          910845        53918       10/22/93        2/18/94      21,105.00                              119
 388416          910846      1508995       10/22/93        2/18/94      15,520.00                              119
 388436          910847       167438       10/22/93        2/18/94      20,370.00                              119
 388633          910855       220133       10/26/93        2/18/94      20,370.00                              115
 388634          910857        53918       10/26/93        2/18/94      20,370.00                              115
 388636          910859       167533       10/26/93        2/18/94      20,370.00                              115
 388635          910860       106614       10/26/93        2/18/94      15,520.00                              115
 388783          910870       167534       10/27/93        2/18/94      20,370.00       153,995.00             114
 389580          910871       220135       10/27/93        2/22/94      20,370.00                              118
 388780          910872       610224       10/27/93        2/22/94      20,370.00                              118
 388779          910876        53916       10/27/93        2/22/94      20,370.00                              118
 388778          910877       106614       10/27/93        2/22/94      15,520.00                              118
 388750          910879       220134       10/27/93        2/22/94      20,370.00                              118
 389021          910683       610254       10/28/93        2/22/94      20,370.00                              117
 389581          910887       220136       10/28/93        2/22/94      20,370.00                              117
 389502          910891       106615       10/29/93        2/22/94      15,520.00                              116
 389367          910892      1508996       10/29/93        2/22/94      21,340.00       174,600.00             116
 389337          910893       220137       10/29/93        2/25/94      20,370.00                              119
 389486          910895       167535       10/29/93        2/25/94      20,370.00                              119
 389493          910896        53918       10/29/93        2/25/94      20,370.00                              119
 389338          910897       220138       10/29/93        2/25/94      20,370.00                              119
 389578          910898       220139       10/29/93        2/25/94      20,370.00                              119
 389501          910899       106615       10/29/93        2/25/94      15,520.00                              119
 389485          910906       167536       10/29/93        2/25/94      20,370.00                              119
 389271          910911        53918        11/2/93        2/25/94      20,370.00                              115
 389270          910912       220140        11/2/93        2/25/94      20,370.00       178,480.00             115
 389482          910922       167539        11/3/93         3/1/94      20,321.50                              118
 389483          910923       167537        11/3/93         3/1/94      20,273.00                              118
 389506          910925       610255        11/3/93         3/1/94      20,370.00                              118
 389715          910938      1508997        11/5/93         3/1/94      21,340.00                              116
 389597          910939       167538        11/5/93         3/1/94      20,370.00                              116
 389596          910940       610256        11/5/93         3/1/94      20,370.00                              116

SCOTT POLYMERS INC.

3607 N SYLVANIA AVE
FORT WORTH, TX.
     76111

 VOUCHER       VENDOR'S       P.O.      INVOICE        FED EX    VOUCHER        TOTAL     DAYS
 NUMBER       INVOICE #      NUMBER       DATE          DATE      AMOUNT       PAYMENT     O/S
------------------------------------------------------------------------------------------------
  389595         910943      106622     11/5/93         3/1/94   15,520.00                   116
  389594         910944      106625     11/5/93         3/1/94   15,520.00                   116
  389979         910947     1508998     11/8/93         3/1/94   21,291.50                   113
  389963         910950      220143     11/8/93         3/1/94   20,370.00                   113
  389978         910951       53918     11/8/93         3/1/94   20,370.00                   113
  389964         910959      220144     11/9/93         3/1/94   20,370.00     236,486.00    112
  389977         910961      167579     11/9/93         3/4/94   20,370.00                   115
  389980         910966      105630     11/9/93         3/4/94   15,520.00                   115
  389965         910969      220145     11/9/93         3/4/94   20,370.00                   115
  390394         910970       53918     11/9/93         3/4/94   20,370.00                   115
  390426         910974      220146    11/10/93         3/4/94   20,370.00                   114
  389962         910975      220147    11/10/93         3/4/94   20,370.00                   114
  390175         910979     1508999    11/11/93         3/4/94   15,520.00                   113
  390144         910980      106636    11/11/93         3/4/94   15,520.00                   113
  390173         910981      610303    11/11/93         3/4/94   20,370.00                   113
  390232         910989      610304    11/12/93         3/4/94   20,370.00                   112
  390274         910990      106637    11/12/93         3/4/94   15,495.75                   112
  390273         910991     1509000    11/12/93         3/4/94   21,340.00                   112
  390233         910992       53918    11/12/93         3/4/94   20,370.00     246,355.75    112
  390234         910993      106637    11/12/93         3/8/94   15,520.00                   116
  390288         910995      220148    11/15/93         3/8/94   20,370.00                   113
  390287         910998      220149    11/15/93         3/8/94   20,370.00                   113
  390285         911001      167581    11/15/93         3/8/94   20,370.00                   113
  390563         911009      610340    11/17/93         3/8/94   20,370.00                   111
  390579         911013      167582    11/17/93         3/8/94   20,370.00                   111
  390714         911015      220151    11/17/93         3/8/94   20,370.00                   111
  390715         911016      220150    11/17/93         3/8/94   20,370.00                   111
  390549         911019     1509001    11/17/93         3/8/94   21,340.00                   111
  392206         911026       54020    11/18/93         3/8/94   20,370.00                   110
  390547         911029     1509004    11/18/93         3/8/94   21,340.00                   110
  390581         911031      167583    11/18/93         3/8/94   20,370.00                   110
  390582         911032      167626    11/18/93         3/8/94   20,370.00     261,900.00    110
  390548         911033     1509002    11/18/93        3/11/94   15,520.00                   113
  391006         911036     1509003    11/19/93        3/11/94   15,520.00                   112
  391131         911037      167580    11/19/93        3/11/94   20,370.00                   112
  391041         911038      219889    11/19/93        3/11/94   20,370.00                   112
  391049         911048      219890    11/22/93        3/11/94   20,370.00                   109
  391107         911050      610341    11/22/93        3/11/94   20,370.00                   109
  391050         911060      219891    11/22/93        3/11/94   20,321.50                   109
  391387         911064      219892    11/23/93        3/11/94   20,370.00                   108
  391461         911065       54020    11/23/93        3/11/94   20,370.00                   108
  391509         911067      106645    11/23/93        3/11/94   15,520.00                   108

SCOTT POLYMERS INC.

3607 N SYLVANIA AVE
FORT WORTH, TX.
    76111

VOUCHER     VENDOR'S      P.O.     INVOICE     FED EX     VOUCHER       TOTAL        DAYS
 NUMBER    INVOICE #     NUMBER      DATE       DATE       AMOUNT      PAYMENT        O/S
-----------------------------------------------------------------------------------------
  391481      911072     219893   11/24/93    3/11/94   20,370.00                     107
  391510      911073     106649   11/24/93    3/11/94   15,520.00                     107
  391436      911074    1509005   11/24/93    3/11/94   21,340.00                     107
  391538      911076     167627   11/24/93    3/11/94   20,370.00     266,701.50      107
  391475      911077     610347   11/24/93    3/15/94   20,370.00                     111
  391463      911079      54020   11/24/93    3/15/94   20,370.00                     111
  391765      911080     220400   11/24/93    3/15/94   20,370.00                     111
  391766      911081     220401   11/24/93    3/15/94   20,370.00                     111
  391474      911082     610348   11/24/93    3/15/94   20,370.00                     111
  392214      911153     610399   11/28/93    3/15/94   20,370.00                     107
  391552      911093    1509006   11/30/93    3/15/94   21,340.00                     105
  391517      911094     167628   11/30/93    3/15/94   20,370.00                     105
  391521      911095      54020   11/30/93    3/15/94   20,370.00                     105
  391764      911096     220402   11/30/93    3/15/94   20,370.00                     105
  391794      911100     610363    12/2/93    3/15/94   20,370.00                     103
  391797      911103     106652    12/2/93    3/15/94   15,520.00                     103
  391757      911108     220404    12/2/93    3/15/94   20,370.00                     103
  391756      911109     220403    12/2/93    3/15/94   20,370.00     281,300.00      103
  391799      911113     167630    12/2/93    3/18/94   20,370.00                     106
  391976      911117     106660    12/3/93    3/18/94   15,520.00                     105
  391977      911119    1509007    12/3/93    3/18/94   21,340.00                     105
  391970      911121     167629    12/3/93    3/18/94   20,370.00                     105
  392047       91130      54020    12/7/93    3/18/94   20,370.00                     101
  392050      911124     106661    12/7/93    3/18/94   15,520.00                     101
  392072      911125    1509008    12/7/93    3/18/94   21,340.00                     101
  392051      911127     167632    12/7/93    3/18/94   20,370.00                     101
  392043      911134     220431    12/7/93    3/18/94   20,370.00                     101
  392052      911136     167631    12/7/93    3/18/94   20,370.00                     101
  392049      911137     106662    12/7/93    3/18/94   15,520.00                     101
  392048      911141      54020    12/7/93    3/18/94   20,370.00                     101
  392045      911145     220429    12/7/93    3/18/94   20,370.00                     101
  392044      911146     220430    12/7/93    3/18/94   20,370.00                     101
  392046      911148     610364    12/7/93    3/18/94   20,370.00     292,940.00      101
  392042      911150     220428    12/7/93    3/22/94   20,370.00                     105
  392362      911158     220432    12/8/93    3/22/94   20,370.00                     104
  392731      911159     106668   12/10/93    3/22/94   15,520.00                     102
  392742      911160     167633   12/10/93    3/22/94   20,370.00                     102
  392939      911162     220433   12/10/93    3/22/94   20,370.00                     102
  392782      911164    1509009   12/10/93    3/22/94   21,340.00                     102
  392781      911165    1509010   12/10/93    3/22/94   15,520.00                     102
  393100      911173     610400   12/13/93    3/22/94   20,370.00                      99
  393057      911177     220434   12/13/93    3/22/94   20,370.00                      99

SCOTT POLYMERS INC.

3607 N SYLVANIA AVE
FORT WORTH, TX.
    76111


 VOUCHER VENDOR'S   P.O.     INVOICE    FED EX       VOUCHER      TOTAL     DAYS
 NUMBER  INVOICE#  NUMBER      DATE      DATE         AMOUNT     PAYMENT     O/S
--------------------------------------------------------------------------------

393041   911178   167717     12/13/93   3/22/94      20,370.00               99
393077   911179    54020     12/13/93   3/22/94      20,370.00               99
393056   911182   220435     12/13/93   3/22/94      20,370.00               99
393129   911183  1509011     12/13/93   3/22/94      15,520.00               99
393040   911184   167716     12/13/93   3/22/94      20,370.00               99
393103   911188   106673     12/14/93   3/22/94      15,520.00               98
393055   911189   220436     12/14/93   3/22/94      20,370.00  307,490.00   98
393081   911191    54020     12/14/93   3/25/94      20,370.00              101
393043   911193   167718     12/14/93   3/25/94      20,370.00              101
393102   911201   106677     12/15/93   3/25/94      15,520.00              100
393101   911205   610431     12/15/93   3/25/94      20,370.00              100
393042   911206   167719     12/15/93   3/25/94      20,370.00              100
393059   911207   220437     12/15/93   3/25/94      20,370.00              100
393281   911211  1509157     12/16/93   3/25/94      21,340.00               99
393231   911213   220495     12/16/93   3/25/94      20,370.00               99
393299   911215   167720     12/16/93   3/25/94      20,370.00               99
394056   911219   610432     12/17/93   3/25/94      20,370.00               98
394044   911221   220496     12/17/93   3/25/94      20,370.00               98
394043   911222   220497     12/17/93   3/25/94      20,370.00               98
394711   911228   220498     12/20/93   3/25/94      20,370.00               95
393421   911229   106684     12/20/93   3/25/94      15,520.00               95
393423   911232   167721     12/20/93   3/25/94      20,370.00               95
394712   911233   220499     12/20/93   3/25/94      20,370.00  317,190.00   95
393422   911236   167764     12/20/93   3/29/94      20,370.00               99
394710   911241   220500     12/21/93   3/29/94      20,370.00               98
394381   911242   167722     12/21/93   3/29/94      20,370.00               98
393506   911244    54020     12/21/93   3/29/94      20,370.00               98
394057   911251   610433     12/21/93   3/29/94      20,370.00               98
393952   911253   220501     12/21/93   3/29/94      20,370.00               98
393951   911254   220502     12/21/93   3/29/94      20,370.00               98
393953   911255   220503     12/21/93   3/29/94      20,370.00               98
393756   911257  1509012     12/21/93   3/29/94      15,520.00               98
394074   911259   106687     12/21/93   3/29/94      15,520.00               98
394709   911256   220504     12/22/93   3/29/94      20,370.00               97
394047   911258    54083     12/22/93   3/29/94      20,370.00               97
394075   911262   106689     12/22/93   3/29/94      15,520.00               97
393757   911263  1509158     12/22/93   3/29/94      21,370.00               97
394638   911267   167765     12/28/93   3/29/94      20,370.00               91
394626   911269   106693     12/28/93   3/29/94      15,520.00  307,490.00   91
394585   911270   220505     12/28/93    4/1/94      20,370.00               94
394632   911280   167774     12/28/93    4/1/94      20,370.00               94
394630   911282  1509159     12/28/93    4/1/94      21,340.00               94

SCOTT POLYMERS INC.

3607 N SYLVANIA AVE
FORT WORTH, TX.
    76111

  VOUCHER   VENDOR'S     P.O     INVOICE   FED EX   VOUCHER     TOTAL    DAYS
  NUMBER    INVOICE #   NUMBER     DATE     DATE     AMOUNT    PAYMENT    O/S
--------------------------------------------------------------------------------

  394634    911277      167768  12/29/93   4/1/94  20,370.00                  93
  394602    911281      610473  12/29/93   4/1/94  20,370.00                  93
  395028    911283       54094  12/29/93   4/1/94  20,370.00                  93
  395045    911284      106698  12/29/93   4/1/94  15,520.00                  93
  394684    911288      610474    1/3/94   4/1/94  20,370.00                  88
  394685    911292     1509160    1/3/94   4/1/94  21,340.00                  88
  394683    911296       54083    1/3/94   4/1/94  20,370.00                  88
  394787    911300      167769    1/4/94   4/1/94  20,370.00                  87
  394798    911301      220610    1/4/94   4/1/94  20,370.00                  87
  394962    911302       54083    1/4/94   4/1/94  20,370.00                  87
  394771    911303      610475    1/4/94   4/1/94  20,370.00                  87
  394797    911306      220609    1/4/94   4/1/94  20,370.00    302,640.00    87

                                                --------------------------
                                                3,488,038.25  3,488,038.25
                                                ==========================

                                   Exhibit B


PAYMENTS HEREUNDER ARE SUBORDINATED TO THE CLAIMS OF CONTINENTAL BANK N.A., A NATIONAL BANKING ASSOCIATION WITH A PLACE OF BUSINESS AT 231 SOUTH LASALLE STREET, CHICAGO, ILLINOIS, PURSUANT TO THE TERMS OF AN INTERCREDITOR AGREEMENT ENTERED INTO BETWEEN SCOTT PAPER COMPANY, CONTINENTAL BANK AND WINCUP HOLDINGS, INC. ON FEBRUARY 28, 1992.

                                   GUARANTY

     This Guaranty ("Guaranty") is made as of this 28th day of February 1994, by and between Scott Polymers, Inc., a Texas corporation ("Polymers") and Benchmark Corporation of Delaware, a Delaware corporation ("Guarantor").

     WHEREAS, Wincup Holdings, Inc., a Delaware corporation ("Wincup") and Guarantor's subsidiary, has entered into a Supply Contract dated as of February 28, 1992 with Polymers for the purchase by Wincup of expanded polystyrene T-grade beads from Polymers; and

     WHEREAS, Polymers and Wincup have agreed to enter into an Amendment to Supply Contract as of February 28, 1994; and

     WHEREAS, as a condition of the Amendment to Supply Contract, Polymers has required that Guarantor execute and deliver this Guaranty;

     NOW, THEREFORE, in consideration of the mutual promises set forth herein the parties hereto agree as follows:

     1. In the Event that Wincup shall be in default of any material obligation which is has undertaken ("Default") under the Supply Contract, as amended, and such Default shall remain uncured for a period of five days after notice thereof by Polymers to Guarantor, Guarantor shall unconditionally guarantee and become surety for the performance by Wincup of its obligations thereunder.

     2. In the event Guarantor is required to perform under this Guaranty, the substantive provisions of the Supply Contract, as amended, shall be applicable and Guarantor shall be entitled to the benefit of any defenses which would have been available to Wincup under the Supply Contract, as amended.

     3. This Guaranty shall remain in effect for the entire term of the Supply Contract, as amended.

     4. (a) This Guaranty shall be binding upon and inure to the benefit of the successors and assigns of Guarantor and Polymers, but shall not be assigned by either party without the prior written consent of the other party, provided,
                                                                      --------
that this Guaranty shall be assignable to any party which purchases or succeeds to substantially all of the business or assets of the assignor.

          (b) This Guaranty is to be construed under the laws of the State of Pennsylvania, without giving effect to its conflict or choice of law rules.

          (c) Failure of either party to require performance of any provisions of this Guaranty shall not affect either party's right to require full performance thereof at any time thereafter, and the waiver by either party of a breach of any provision hereof shall not constitute a waiver of a similar breach in the future or of any other breach or nullify the effectiveness of such provision.

          (d) This Guaranty contains the entire agreement between the parties hereto on the subject matter hereof, and there are no oral representations, stipulations, warranties, agreements, or understandings with respect to such subject matter that are not fully expressed herein. Neither this Guaranty nor its execution has been induced by any representation, stipulation, warranty, agreement, nor understanding of any kind other than those herein expressed.

     IN WITNESS WHEREOF, this Guaranty has been executed by the parties hereto, all of as of the date first above written.


                                           SCOTT POLYMERS, INC.


                                           By: [SIGNATURE APPEARS HERE]
                                              -------------------------------
                                           Title:  Vice President
                                                 ----------------------------
                                           Dated:  2/25/94
                                                 ----------------------------

                                           BENCHMARK CORPORATION OF DELAWARE


                                           By: [SIGNATURE APPEARS HERE]
                                              -------------------------------
                                           Title: President
                                                 ----------------------------
                                           Dated:
                                                 ----------------------------

                                                                       EXHIBIT C


     The assertion of certain rights under this Note, and the transfer of the Note of which this amendment is a part, are subject to the terms of an Intercreditor Agreement entered into between Scott Paper Company, Continental Bank and Wincup Holdings, Inc., on February 28, 1992.

          First Amendment to Negotiable Secured Note

     WHEREAS, on February 24, 1992, Scott Container Products Group, Inc., a Delaware corporation ("SCPG"), executed a negotiable, secured note in the amount of Five Million Dollars ($5,000,000) for the benefit of Scott Paper Company (hereinafter "Secured Note");

     AND WHEREAS, the aforementioned Secured Note provided for 18 payments of principal and interest and a final payment to be made on February 28, 1997;

     AND WHEREAS, Wincup Holdings, Inc., a Delaware corporation ("Holdings"), purchased all of the shares of SCPG and thereafter merged SCPG into Holdings so that Holdings is obligated under the Secured Note;

     AND WHEREAS, the undersigned, in exchange for good and valuable consideration, the receipt of which is hereby acknowledged, wish to amend certain provisions of the Secured Note:

     NOW THEREFORE, the parties hereby agree as follows:

     The second and third sentences of Paragraph 1 of the Secured Note are hereby deleted in their entirety, and the following provision is hereby substituted:

          Effective as of November 30, 1993, the interest rate applicable on the Secured Note shall be reduced from twelve percent (12%) per annum to six percent (6%) per annum.

          Commencing with the payment due on February 28, 1994, Maker shall be under no obligation to amortize principal but instead shall repay the total principal, together with accrued interest, with the final payment due on February 28, 1997. In addition, Maker shall, at its option, have the right to defer payment of interest until the final payment to be made on February 28,1997, provided however, that during such time as the interest is deferred, interest shall continue to accrue. In the event that the Maker does not elect to defer the interest payment as provided above, then commencing on February 28, 1994, and continuing on each February 28, May 30, August 30 and November 30 thereafter, Maker shall make quarterly interest payments at the annual rate of six percent (6%) on the unpaid principal balance.

     All other provisions of the Secured Note shall remain unchanged and in full force.



WINCUP HOLDINGS, INC.              SCOTT PAPER COMPANY


[SIGNATURE APPEARS HERE]             /s/ John J. Butler
------------------------           ----------------------------------
                                     John J. Butler
                                     Senior Vice President
                                     & Chief Administrative Officer

                                   Exhibit D



No. BCD-3                                               February 28, 1994


     THIS WARRANT AND THE SHARES OF COMMON STOCK PURCHASABLE HEREUNDER ARE RESTRICTED SECURITIES WITHIN THE MEANING OF RULE 144 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY SALE, TRANSFER, PLEDGE OR OTHER DISPOSITION HEREOF OR THEREOF MAY BE MADE ONLY IN ACCORDANCE WITH THE PROVISIONS OF SUCH RULE OR OTHER APPLICABLE FEDERAL LAW AND IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAW.



VOID AFTER 5:00 P.M. PHILADELPHIA, PENNSYLVANIA TIME
                ON FEBRUARY 28, 1999

WARRANT TO PURCHASE 150 SHARES OF NONVOTING COMMON
    STOCK OF BENCHMARK CORPORATION OF DELAWARE


     THIS CERTIFIES THAT, for value received, Scott Paper Company (the "Holder") is entitled, subject to the terms and conditions set forth herein, to purchase, during the period from the date hereto through 5:00 pm. Philadelphia, Pennsylvania time on February 28, 1999 (the "Expiration Date"), from Benchmark Corporation of Delaware (the "Company"), a Delaware corporation, up to 150 fully paid and non-assessable shares, subject to adjustment as set forth in Section 3 hereof, (the "Warrant Shares") of the Company's Nonvoting Common Stock, par value $.10 per share (the "Nonvoting Common Stock").

     The Holder is entitled to purchase the Warrant Shares at a price per Warrant Share (such price, as adjusted from time to time hereunder being referred to as the "Exercise Price") of One Thousand Five Hundred Dollars ($1,500.00), subject to adjustment as provided in Sections 3 hereof, through the Expiration Date.

     The Exercise Price then in effect multiplied by the number of Warrant Shares for which this Warrant is exercised at any time is hereinafter referred to as the "Purchase Price."

     1.   Exercise of Warrant.
          -------------------

      (a) This Warrant may be exercised, in whole or in part, at any time after the date hereof and on or prior to the Expiration Date, by delivering to the Secretary of the Company (i) a written notice, in substantially the form of Exhibit A attached hereto, from the Holder specifying the number of Warrant Shares the Holder then desires to purchase and the name and address of a location in Philadelphia, Pennsylvania to which certificates representing such Warrant Shares shall be delivered against payment of the Purchase Price and (ii) a written statement to the effect that the Holder is not acquiring such Warrant Shares with a view to the resale thereof and that the Holder is aware of the restrictions regarding disposition of any Warrant Shares imposed by the Securities Act of 1933, as amended (the "Act"), and any applicable state securities law. This Warrant shall be deemed to have been exercised at the close of business 30 days after the receipt by the Company of such notice (the "Exercise Date") and the Holder shall be treated for all purposes as the record holder of such Warrant Shares at that time.

      (b) Within ten business days after the Exercise Date, the Company will cause certificates representing the number of Warrant Shares specified in such notice to be issued and will deliver such certificates to the Holder at the location designated in such notice against payment therefor.

      (c) The Company shall at all times reserve and keep available, free of preemptive rights, out of its authorized and unissued shares of Nonvoting Common Stock, for the purpose of effecting the exercise of this Warrant, the number of shares of Nonvoting Common Stock purchasable hereunder.

      (d) If the Holder shall exercise this Warrant for fewer than all of the Warrant Shares, the Company shall issue to the Holder a new Warrant exercisable for the purchase of the remaining Warrant Shares.


     2.   Transfer of Warrant.  Subject to compliance with the Act and any
          -------------------
applicable state securities law, this Warrant shall be transferable by the Holder only on one occasion and only then to a purchaser of all of the issued and outstanding voting securities of Scott Polymers, Inc., or to such purchaser's "affiliate" as that term is defined in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act of 1933. For the protection of the Company under such federal and state laws, the certificates representing the Warrant Shares shall bear an appropriate restrictive legend. The Company shall not be obligated to deliver any certificates representing any Warrant Shares for such period as may be required for the

Company, with reasonable diligence, to comply with any such federal or state laws.

          3.   Adjustment of Number of Purchasable Shares. If at any time prior
               ------------------------------------------
to the exercise of this Warrant, the Company shall declare a dividend payable in shares of Nonvoting Common Stock or in shares of the Company's Voting Common Stock, par value $.10 (collectively, the "Common Stock") or shall split, combine or otherwise reorganize or reclassify its Common Stock, then the number of shares purchasable hereunder shall be increased or decreased, as the case may require, such that the Purchase Price as in effect immediately prior to such adjustment shall remain unchanged.

          4.   Fractional Interests. The Company shall not be required to issue
               --------------------
fractions of a share of Nonvoting Common Stock upon the exercise of this Warrant. If any fraction of a share of Nonvoting Common Stock would, except for the provisions of this Section 4, be issuable upon the exercise of this Warrant, the Company will:

               (i) if the fraction of a share otherwise issuable is equal to or less than one-half, round down and issue to the Holder only the largest whole number of shares of Nonvoting Common Stock to which the Holder is otherwise entitled; or

               (ii) if the fraction of a share otherwise issuable is greater than one-half, round up and issue to the Holder one additional share of Nonvoting Common Stock in addition to the largest whole number of shares of Nonvoting Common Stock to which the Holder is otherwise entitled.

          5.   Rights of the Holder as a Stockholder. Prior to the Exercise
               -------------------------------------
Date, the Holder shall not be entitled to any of the rights of a stockholder of the Company with respect to the Warrant Shares, including, without limitation, the right to vote or to receive dividends or other distributions thereon, and shall not be entitled to receive any notice of any proceedings of the Company.

          6.   Notice.  Any notice required or permitted to be given hereunder
               ------
shall be given in writing and sent by certified mail, return receipt requested, addressed to the Company, or the Holder, as the case may be, at the last known address of the person to whom such notice is to be given.

     IN WITNESS WHEREOF, Benchmark Corporation of Delaware has caused this Warrant to be executed as of the day and year first above written.

                              BENCHMARK CORPORATION OF DELAWARE

                              By:   /s/ Michael T. Kennedy
                                 ---------------------------------
                                   Michael T. Kennedy
                                   President

                                   EXHIBIT A
                                   ---------

          TO:  BENCHMARK CORPORATION OF DELAWARE

     The undersigned, the holder of Warrant No. BCD-3, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, ___________ shares of Nonvoting Common Stock of Benchmark Holdings, Inc. and herewith makes payment of $___________ therefor, and requests that the certificates for such shares be issued in the name of, and delivered to, ______________________________ whose address is ________________________________
_____________________________________.

Date:____________________

                              Name:__________________________________

                                   (Print)

                              By:____________________________________
                                 (Signature)

                              Address:_______________________________